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                                                                   EXHIBIT 10.37

                           TRADEMARK LICENSE AGREEMENT

         This Trademark License Agreement (the "Agreement") is entered into as of 27 November, 2003 between the following two parties in Beijing.

THE LICENSOR:     LINKTONE LTD. (or the "Party A")
LEGAL ADDRESS:    Cayman Islands in British West Indies

THE LICENSEE:     SHANGHAI UNILINK COMPANY, LTD.
LEGAL ADDRESS:    Room 154, No.4671, Caoan Road, Jiading District , Shanghai

         WHEREAS, the Licensor, an enterprise registered in Cayman Islands under the laws of Cayman Island, which owns the trademarks registered in China as defined in Appendix 1.

         WHEREAS, the Licensee, a wholly domestic invested company registered in Shanghai under the laws of the People's Republic of China (the"PRC");

         WHEREAS, the Licensor desires to license the trademarks to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

         NOW THEREFORE, the parties agree as follows:

1.       GRANT OF LICENSE

1.1      THE TRADEMARKS

         Upon the terms and conditions hereinafter set forth, the Licensor hereby grants a general license to the Licensee part of or all of its registered trademarks as defined in Appendix 1, and the Licensee hereby accepts the general license to use the trademarks as defined in Appendix 1, including all the trademarks, any part of the trademarks, and any design, character, symbol, and visual representation of the trademarks (collectively the "Trademarks"). The license hereunder is un-exclusive.

1.2      TERRITORY

         1.2.1 The use of the Trademarks granted by Licensor to Licensee extends only to the scope of the business operated by Licensee and the business relating to the value-added telecommunications services operated by the Licensee in the PRC. The Licensee agrees that it will not make, or authorize any use, direct or indirect, of the Trademarks by any other means, unless there are opposite stipulations in this Agreement.

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                                                                           10.37

         1.2.2 The license hereby granted extends only to the PRC. The Licensee agrees that it will not make, or authorize any use, direct or indirect of the Trademarks in any other area.

2.       TERMS OF PAYMENT

         The Licensee agrees to pay to the Licensor a license fee and the detail of license fee and the form of payment are set forth in Appendix 2.

3.       GOODWILL

         The Licensee recognizes the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all intellectual property rights therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Trademarks have a secondary meaning in the mind of the public.

4.       CONFIDENTIALITY

         4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting licencing of the Trademarks from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return all and any documents, information or software contained any of such Confidential Information to the Licensor or destroy it and delete the Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor's prior written consent,.

         4.2 Section 4.1 shall survive any amendment expiration or termination of this Agreement.

5.       REPRESENTATIONS AND WARRANTIES

         5.1      The Licensor represents and warrants as follows:

                  5.1.1 the Licensor is a company duly registered and validly existing under the laws of the Cayman Island;

                  5.1.2 the Licensor, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any other third party and government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

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                                                                           10.37

                  5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;

                  5.1.4 the Licensor has the exclusive ownership of the Trademarks.

         5.2      The Licensee represents and warrants as follows:

                  5.2.1 the Licensee, subject to its business scope, is a company duly registered and validly existing under the laws of the PRC;

                  5.2.2 the Licensee has full right, power, authority and capacity and all necessary consents and approvals of any other third party and government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

                  5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

6.       THE LICENSOR'S RIGHT OF LICENCING AND PROTECTION OF THE LICENSOR'S
         RIGHTS

         6.1 The Licensee agrees that it will not during the term of this Agreement, or thereafter, attack the right of licencing or any rights of the Licensor in and to the Trademarks or attack the validity of this license or otherwise take or fail to take any action that impairs such rights or license.

         6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Trademarks. In the event any third party lodges a claim concerning the Trademarks, the Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes on the above mentioned Trademarks, the Licensee shall notify the Licensor in writing of any infringements or imitations by others of the Trademarks which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

         6.3 The Licensee further agrees to use the Trademarks only in accordance with this Agreement and shall not use such Trademarks in any way, which, in the opinion of the Licensor, is deceptive, misleading or in any way damages such Trademarks or the reputation of the Licensor.

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                                                                           10.37

7.       QUALITY

         The Licensee shall use its reasonable best efforts to improve the quality of Trademark, so to protect and enhance the reputation of the Trademarks.

8.       PROMOTION MATERIAL

         In all cases where the Licensee makes promotion material involving the Trademarks, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Trademarks thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to advertise or publicize any of the Trademarks on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

9.       EFFECTIVE DATE AND TERM

         9.1 This Agreement has been duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten
                  (10) years or the date of the expiration of period of validity of the Trademark (which ever is the shorter) unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every 3 months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

         9.2 This Agreement may be extended for an additional year if the Licensor gives the Licensee its written consent of the extension of this Agreement before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

10.      RECORD FILING

         Within three (3) months after the execution of the Agreement, the Licensor shall make a record filing of the copy of the Agreement to the relevant trademark management authority of China.

11.      TERMINATION

         11.1     Termination on Expiration.

         This Agreement shall expire on the earlier date of the date due or the date when the Licensor's right of licensing attached in Appendix I, unless this Agreement is extended as set forth above.

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         11.2     Early Termination

         Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including without limitation Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

         During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

         11.3     Survival.

         Article 3, 4, 6 and 16 shall survive after the termination or expiration of this Agreement.

12.      FORCE MAJEURE

         12.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

         12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

13.      NOTICES

         Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

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                                                                           10.37

         Party A: Linktone Ltd.
         Address: Cayman Islands, British West indies

         Party C: SHANGHAI UNILINK COMPUTER CO., LTD.

         Address:Room 154, No.4671, Caoan Road, Jiading District , Shanghai.

14.      NO ASSIGNMENT OR SUBLICENSE BY THE LICENSEE

         This Agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease, pledge, sublicense, or in any other way transfer the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

15.      SETTLEMENT OF DISPUTES

         The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation within 30 days after one party ask for consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Shanghai. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance as its terms.

16.      APPLICABLE LAW

         The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

17.      AMENDMENT AND SUPPLEMENT

         Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

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18.      SEVERABILITY

         Any provision of this Agreement which is invalid or unenforceable because of violating the relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19.      APPENDICES

         The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

20.      OTHERS

         This Agreement is executed by Chinese and English in three copies, and in case of confliction, the Chinese version is prevail.

         IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

THE LICENSOR: LINKTONE LTD.

Representative: /s/ Jun Wu

THE LICENSEE: SHANGHAI UNILINK COMPUTER CO., LTD.

Representative: /s/ Raymond Lei Yang

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                                                                           10.37

APPENDIX 1

                       TRADEMARK REGISTRATION CERTIFICATE

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                                                                           10.37

                                   APPENDIX 2

Licensee should pay for each the trademark RMB10,000 per year to Licensor as license fee. Licensor may waive this fee in the further. The Licensor has the sole right to determine whether or not to exempt the Licensee's duty to pay License fee.

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